Exhibit Index





                   Exhibit
                   -------


                      11           -  Statement re computation
                                        of per-share earnings


                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                                            For the three months
                                               ended June 30,
                                            --------------------

                                               2000      1999
                                               ----      ----
Diluted Earnings Per Share:

Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period     7,951     8,420

Weighted average shares of
treasury stock acquired ..................      (88)       (6)

Incremental shares of common stock
outstanding giving effect to stock options        -       132
                                             ------    ------

Weighted balance - end of period .........    7,863     8,546
                                             ======    ======


                                           For the three months
                                               ended June 30,
                                            --------------------

                                               2000      1999
                                               ----      ----
Basic Earnings Per Share:

Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period    7,951     8,420

Weighted average shares of
treasury stock acquired .................      (88)       (6)
                                            ------    ------

Weighted balance - end of period ........    7,863     8,414
                                            ======    ======


                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)


                                            For the six months
                                              ended June 30,
                                            ------------------
                                              2000      1999
                                              ----      ----
Diluted Earnings Per Share:

Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period     8,060     8,549

Weighted average shares of
treasury stock acquired ..................     (111)     (101)

Incremental shares of common stock
outstanding giving effect to stock options        -       127
                                              -----     -----

Weighted balance - end of period .........    7,949     8,575
                                              =====     =====


                                           For the six months
                                              ended June 30,
                                            ------------------
                                              2000      1999
                                              ----      ----
Basic Earnings Per Share:

Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period    8,060     8,549

Weighted average shares of
treasury stock acquired .................     (111)     (101)
                                            ------    ------

Weighted balance - end of period ........    7,949     8,448
                                            ======    ======